POWER OF ATTORNEY Know all by these presents that the undersigned hereby constitutes and appoints each of Michael L. Hance, Deni Evernden and Kristine Price, signing singly, as the undersigned’s true and lawful attorney- in-fact to: 1. execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Forward Air Corporation (the “Company”), Form ID, including other documents necessary to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission (the “Commission”) and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder (collectively, the “Required Filings”); 2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Required Filings, complete and execute any amendment or amendments thereto, and timely file such form with the Commission and any stock exchange or similar authority; and 3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. The undersigned hereby revokes all previous powers of attorney that have been granted by him in connection with his reporting obligations, if any, under Section 16 of the Exchange Act with respect to his holdings of and transactions in securities issued by the Company. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June _,2025. County of ;;}p, -I: b .I n 4 On � � .�S- before me, Jfe# Sbel:lz>n personally appeared Jes5;, ; +h re,o , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authoriz.ed capacity(ies), and that by bis/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument I certify under PENAL TY OF PERJURY under the laws of the State of �,Ka€ foregoing paragraph is true and correct. that the WITNESS my hand and official seal. Signature_,&�f;tJli� J'A-"--"",zfizfti.__,=--='---- (Seal) BETH SHELTON Notary ID # 11199507 My Commission Expires April 23, 2026 6